UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2009

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2009, Angel.com Incorporated (the “Subsidiary”), a wholly owned subsidiary of MicroStrategy Incorporated (the “Company”), amended and restated its 2009 Stock Incentive Plan to modify the categories of participants eligible to receive awards under such plan. Under this amended and restated plan (the “Amended Plan”), awards may be granted to employees, officers, directors, consultants and advisors of (i) the Subsidiary, (ii) any present or future parent and subsidiary corporations of the Subsidiary, (iii) any present or future subsidiary corporation of any present or future parent corporation of the Subsidiary, and (iv) any other business venture in which the Subsidiary or any present or future parent corporation of the Subsidiary has a controlling interest. On September 2, 2009, the Subsidiary also adopted two forms of Stock Option Agreement (the “Form Agreements”) for use in the grant of stock options to certain categories of eligible participants under the Amended Plan. The foregoing description of the Amended Plan and the Form Agreements is qualified in its entirety by reference to the full text of the Amended Plan and the Form Agreements, copies of which are attached as exhibits hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Angel.com Incorporated Amended and Restated 2009 Stock Incentive Plan

99.2	Form of Stock Option Agreement (Form A) under the Angel.com Incorporated Amended and Restated 2009 Stock Incentive Plan

99.3	Form of Stock Option Agreement (Form B) under the Angel.com Incorporated Amended and Restated 2009 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2009	MicroStrategy Incorporated (Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Angel.com Incorporated Amended and Restated 2009 Stock Incentive Plan

99.2	Form of Stock Option Agreement (Form A) under the Angel.com Incorporated Amended and Restated 2009 Stock Incentive Plan

99.3	Form of Stock Option Agreement (Form B) under the Angel.com Incorporated Amended and Restated 2009 Stock Incentive Plan